SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549

                                   FORM 8-K

                                CURRENT REPORT


                       PURSUANT TO SECTION 13 OR 15(d)
                    OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported)            July 28, 1998
                                                            --------------


                                 FOODMAKER, INC.
          -------------------------------------------------------------
              (Exact name of registrant as specified in its charter)


DELAWARE                       1-9390                     95-2698708
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(State of Incorporation)       (Commission File Number)   (IRS Employer
                                                           Identification No.)


9330 BALBOA AVENUE, SAN DIEGO, CALIFORNIA                 92123
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(Address of principal executive offices)                  (Zip code)


Registrant's telephone number, including area code        (619) 571-2121

ITEM 5.  OTHER EVENTS

July 28, 1998

Foodmaker, Inc. Announces Stock Repurchase Program
--------------------------------------------------

A press release issued today contained the following:

     Foodmaker also announced today that its Board of Directors has authorized a common stock repurchase program. Under the program, the company is authorized to repurchase up to $20 million of its common stock.

     The stock buyback is authorized to take place from time to time, subject to prevailing market conditions and to the terms of the company's credit facility and debt instruments.
Purchases will be made on the open market. The company will not begin to repurchase any stock prior to July 30, 1998.

     "This action by the Board of Directors demonstrates our confidence in the outlook for the company," said Robert J.
Nugent, Foodmaker's president and chief executive officer.

SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                          By:  DARWIN J. WEEKS
                                               ---------------
                                               Darwin J. Weeks
                                               Vice President, Controller
                                               and Chief Accounting Officer

                                          Date:  July 28, 1998